UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT		06413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018, the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”) elected each of David C. Benoit and Kristen A. Johnson as a Class I director of the Company effective April 2, 2018, each to hold office for a term that expires on the date of the 2018 annual meeting of shareholders of the Company (the “2018 Annual Meeting”), which is scheduled to be held on May 10, 2018, or until such earlier date as his or her respective successor shall be elected and qualified in his or her place and stead. Mr. Benoit and Ms. Johnson have each been nominated by the Board for election as a Class I director of the Company at the 2018 Annual Meeting. If elected as Class I directors at the 2018 Annual Meeting, Mr. Benoit and Ms. Johnson will each hold office for a term that expires on the date of the 2019 annual meeting of shareholders of the Company, or until such earlier date as his or her respective successor shall be elected and qualified in his or her place and stead.

David C. Benoit

Mr. Benoit, age 61, is the President and Chief Executive Officer of the Company since March 6, 2018. Mr. Benoit previously served as the Company’s Interim President and Chief Executive Officer since September 2017 and as the Company’s Senior Vice President, Chief Financial Officer and Treasurer since 1996. Mr. Benoit held positions at Northeast Utilities and Yankee Gas prior to joining the Company in April 1996. He is a graduate of Central Connecticut State University and has a MBA from the University of Hartford. He is also a Certified Public Accountant. Mr. Benoit has 33 years of experience in the regulated utility industry.

Mr. Benoit does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K, other than the compensation received by Mr. Benoit for his service as the President and Chief Executive Officer of the Company, which will be described in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission on or about April 6, 2018 in connection with the 2018 Annual Meeting (the “Proxy Statement”). As an employee of the Company, Mr. Benoit will not receive additional compensation for his service as a director of the Company.

Kristen A. Johnson

Ms. Johnson, age 52, is the Vice President of Human Resources and Corporate Secretary of the Company. Ms. Johnson has served as the Vice President of Human Resources since joining the Company in 2007 and was named as the Company’s Corporate Secretary in August 2010. Prior to joining the Company, Ms. Johnson served as Senior Vice President, Human Resources and Organizational Development Officer at Rockville Financial, Inc. from 1996 to 2007. She is a director of United Financial Bancorp, Inc. and its predecessor company since 2010, serving as the Chairman of the Compensation Committee since 2011 and also as a member of the Governance and Executive Committees. Ms. Johnson received a Bachelor of Arts degree from Elms College and earned a Master’s degree from American International College in Human Resources Development. She is also a Certified Compensation Professional.

Ms. Johnson does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K, other than the compensation received by Ms. Johnson for her service as the Vice President, Human Resources and Corporate Secretary of the Company, which will be described in the Proxy Statement. As an employee of the Company, Ms. Johnson will not receive additional compensation for her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
(Registrant)

Date: April 3, 2018	By:	/s/ David C. Benoit
David C. Benoit
President and Chief Executive Officer